Exhibit 5.1


                [Letterhead of Sidley Austin Brown & Wood LLP]


                                                 September 5, 2003


Bear Stearns Asset Backed Funding II Inc.
383 Madison Avenue
New York, New York  10179

Re:  Bear Stearns Asset Backed Funding II Inc.
     Registration Statement on Form S-3 (File No. 333-107577)
     --------------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel for you in connection with the Registration Statement on Form S-3 (file no. 333-107577) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $5,000,000,000 aggregate principal amount of asset backed notes (the "Notes") and asset backed certificates (the "Certificates" and, together with the Notes, the "Securities"). Each series of Notes will be issued pursuant to an indenture substantially in the form filed as an exhibit to the Registration Statement (an "Indenture") by and between the issuing trust and the indenture trustee named in the related prospectus supplement. Certain series of Certificates will be issued pursuant to a pooling and servicing agreement substantially in the form filed as an exhibit to the Registration Statement (the "Pooling and Servicing Agreement") by and between a trustee named in the related prospectus supplement and Bear Stearns Asset Backed Funding II Inc. (the "Registrant").

     We have made such investigation of law as we deemed appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Securities.

     Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

     1. When a Pooling and Servicing Agreement has been duly authorized by all necessary action by the parties thereto and has been duly executed and delivered by the parties thereto, and when the Certificates issued pursuant to that Pooling and Servicing Agreement have been duly executed, authenticated and delivered and paid for as described in the related prospectus and prospectus supplement, such Certificates will be validly issued, fully paid and non-assessable.

     2. When an Indenture has been duly authorized by all necessary action by the parties thereto and has been duly executed and delivered by the parties thereto, and the Notes issued pursuant to such Indenture have been duly executed, authenticated


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          and delivered and paid for as described in the related prospectus and prospectus supplement, such Notes will constitute valid and binding obligations of the issuing trust, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records regarding the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each party to any such Pooling and Servicing Agreement and Indenture has full power and authority to enter into and perform its obligations under those agreements, as applicable. In addition, we have assumed that any such Pooling and Servicing Agreement, Certificates, Indenture and Notes will be executed and delivered in substantially the form filed as exhibits to the Registration Statement with such changes acceptable to us, and that such Certificates and Notes will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                  Very truly yours,

                                  /s/ Sidley Austin Brown & Wood LLP



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